OUTSOURCE INTERNATIONAL, INC.
                                STOCK OPTION PLAN

               As Amended and Restated Effective September 2, 1997

1. Purpose. The purpose of this Plan is to further the interests of OutSource International, Inc., a Florida corporation, its subsidiaries and its shareholders by providing incentives in the form of grants of stock options to key Employees, Non-Employee Directors and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company and its subsidiaries in attracting and retaining key persons. This Plan is a continuation, in the form of an amendment and restatement, of an existing plan.

2.       Definitions. The following definitions shall apply to this Plan:

         a.       "Board" means the board of directors of the Company.

         b. "Change of Control" occurs when (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of thirty percent or more of the total number of shares entitled to vote in the election of directors of the Board,
                  (ii) the Company is merged into any other company or substantially all of its assets are acquired by any other company, or (iii) three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors; provided, however, that a Change of Control shall not occur as a result of the financing provided by Triumph -Connecticut Limited Partnership and Bachow Investment Partners III, L.P.

         c.       "Code" means the Internal Revenue Code of 1986, as amended.

         d. "Committee" means the Stock Option Committee consisting solely of two or more Non-Employee Directors appointed by the Board. In the event that the Board does not appoint a Stock Option Committee, "Committee" means the Board.

         e. "Common Stock" means the Common Stock of the Company, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 15 herein.

         f. "Company" means OutSource International, Inc., and any wholly-owned subsidiary of OutSource International, Inc.

         g. "Date of Grant" means the date specified in the resolution of the Committee authorizing the grant of the Option.

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         h.       "Eligible Person" means any person who performs or has in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary thereof, whether as a director, officer, Employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company.

         i. "Employee" means any person employed as a core employee of the Company, excluding (i) any fee-for-service employee of the Company and (ii) any leased or temporary employee of the Company who would be cost of sales for financial reporting purposes.

         j. "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the mean between the high and low sales prices of the Common Stock as reported by The Nasdaq Stock Market on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

         k. "Incentive Stock Option" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

         l. "Non-Employee Director" means a member of the Board who is not employed on an hourly or salaried full-time basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquires the Company.

         m. "Nonqualified Stock Option" means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

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
         n. "Open Market Share" shall mean (i) each Share acquired on the open market or through any method other than the exercise of an Option, and (ii) each warrant, issued in connection with the Company's issuance of senior subordinated promissory notes on February 21, 1997, to purchase Shares. For purposes of Sections 5.b., 5.c., and 5.d. of the Plan, a Non-Employee Director shall be deemed to own any Open Market Shares either acquired and held by such Non-Employee Director, or by any Corporation which employs such Non-Employee Director, or by any Partnership in which such Non-Employee Director is a partner, or by any investment fund managed by any Corporation that employs such Non-Employee Director, or by any investment fund managed by any Partnership in which such Non-Employee Director is a partner.

         o. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

         p. "Option Agreement" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option granted to the Recipient.

         q. "Option Shareholder" shall mean an Employee who has exercised his or her Option.

         r. "Option Shares" means Shares issued upon exercise of an Option.

         s. "Plan" means this OutSource International, Inc. Stock Incentive Plan, as amended and restated.

         t.       "Recipient" means an individual who receives an Option.

         u. "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

         v. "Subsidiary" means any corporation 50 percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

3. Administration. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Options pursuant to this Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Option

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
         under this Plan, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith. Notwithstanding the foregoing, the Committee shall have no discretion with respect to the Options granted to Non-Employee Directors pursuant to Section 5 of the Plan. 3

4. Shares Subject to Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 1,040,000. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

5. Non-Employee Directors' Grants. Each Non-Employee Director shall receive Options as determined under this Section 5 without further action by the Board.

         a. Initial Options. Effective on the Date of Grant described below for each category of Non-Employee Director, the Company shall grant to each Non-Employee Director an Option to purchase 9,818 Shares ("Initial Option"):

                  i. for a Non-Employee Director serving on the Board on September 2, 1997, the Date of Grant of the Initial Option shall be September 2, 1997.

                  ii. for a Non-Employee Director elected by the shareholders of the Company subsequent to September 2, 1997, the Date of Grant of the Initial Option shall be the earlier of the date of such Non-Employee Director's election to the Board or the date on which such Non-Employee Director executes a written commitment to become a member of the Board;

                  iii. for a Non-Employee Director appointed by the Board subsequent to September 2, 1997, the Date of Grant of the Initial Option shall be the earlier of the date such Non-Employee Director's appointment to the Board becomes effective or the date on which such Non-Employee Director executes a written commitment to become a member of the Board.

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
                  The exercise price of each Initial Option shall be 100 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Initial Option; provided, however, that if the Date of Grant of an Initial Option occurs prior to the completion of an initial public offering of the Common Stock, the exercise price of such Initial Option shall be the Fair Market Value of the Common Stock on the date the initial public offering begins.

         b. First Anniversary Options. Effective on the first anniversary of the Date of Grant of the Initial Option received by a Non-Employee Director, the Company shall automatically grant to such Non-Employee Director an Option to purchase 3,273 Shares ("First Anniversary Option") if such Non-Employee Director owns at least 3,273 Option Shares or Open Market Shares on the first anniversary of the Date of Grant of the Initial Option. The exercise price of each First Anniversary Option shall be 100 percent of the Fair Market Value of the Common Stock on the Date of Grant of the First Anniversary Option.

         c. Second Anniversary Options. Effective on the first anniversary of the Date of Grant of the First Anniversary Option received by a Non-Employee Director, the Company shall automatically grant to such Non-Employee Director an Option to purchase 3,273 Shares ("Second Anniversary Option") if such Non-Employee Director has owned at least 3,273 Option Shares or Open Market Shares during the entire 12-month period ending on the first anniversary of the Date of Grant of the First Anniversary Option. The exercise price of each Second Anniversary Option shall be 100 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Second Anniversary Option.

         d. Third Anniversary Options. Effective on the first anniversary of the Date of Grant of the Second Anniversary Option received by a Non-Employee Director, the Company shall automatically grant to such Non-Employee Director an Option to purchase 3,272 Shares ("Third Anniversary Option") if such Non-Employee Director has owned at least 3,272 Option Shares or Open Market Shares during the entire 12-month period ending on the first anniversary of the Date of Grant of the Second Anniversary Option. The exercise price of each Third Anniversary Option shall be 100 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Third Anniversary Option.

         e. Option Requirements. Each Option granted to a Non-Employee Director pursuant to this Section 5 will satisfy the following requirements:

                  i. Written Agreement. Each Option will be evidenced by an Option Agreement. The Option Agreement shall include a description of the

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
                           substance of each of the requirements in this Section 5 and shall state that the Option is a Nonqualified Stock Option.

                 ii.       Duration of Option. One-third of each Initial
                           Option shall expire on each of the first three anniversaries of the Date of Grant of the Initial Option. Each First Anniversary Option, Second Anniversary Option and Third Anniversary Option shall expire on the third anniversary of its Date of Grant. If the Recipient's services as a director of the Company terminate before the third anniversary of the Date of Grant of an Initial Option granted to such Recipient, the unexpired and unexercised portion of the Initial Option granted to such Recipient shall expire on the earlier of the date stated in this
                           Section 5.e.ii. or the date stated in the applicable
                           Section 5.e.iv, 5.e.v., or 5.e.vi of the Plan. If the Recipient's services as a director of the Company terminate for any reason before the third anniversary of the Date of Grant of a First Anniversary Option, Second Anniversary Option or Third Anniversary Option granted to such Recipient, the unexercised portion of such First Anniversary Option, Second Anniversary Option or Third Anniversary Option granted to such Recipient shall expire on the earlier of the date stated in this Section 5.e.ii. or the date stated in the applicable Section 5.e.iv., 5.e.v., or 5.e.vi. of the Plan.

                 iii. Vesting of Option. Each Option shall be 100 percent vested on the Date of Grant of the Option.

                  iv. Death. In the case of the death of a Recipient prior to the termination of the Recipient's services as a director of the Company, the unexpired and unexercised portion of an Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in Section 5.e.ii. above.

                  v. Disability. In the case of the total and permanent disability of a Recipient and a resulting termination of the Recipient's services as a director of the Company, the unexpired and unexercised portion of an Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of service as a director of the Company, or, if earlier, the date specified in Section 5.e.ii. above.

                  vi. Termination of Service as a Director. If a Recipient's services as a director of the Company are terminated for any reason other than death or disability, the unexpired and unexercised portion of an Option granted to the Recipient shall expire 90 days after termination of the Recipient's services as a director of the Company, or, if earlier, the date specified in Section 5.e.ii. above.

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
6. Discretionary Grants. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option under this Plan. The Committee's grant of an Option to a Recipient in any year does not require the Committee to grant an Option such Recipient in any other year. Furthermore, the Committee may grant different Options to different Recipients and has full discretion to choose whether to grant Options to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options. Recipients may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any Recipient. Each Option granted to a Recipient pursuant to this
         Section 6 will satisfy the following requirements:

         a. Written Agreement. Each Option will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

         b. Number of Shares. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

         c. Exercise Price. Except as provided in Section 6.j., the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Incentive Stock Option's Date of Grant. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Committee on the Date of Grant.

          d. Duration of Option. Except as provided in Section 6.j., an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. Except as provided in
                  Section 6.j., a Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant.

                  If the Recipient's employment with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the earlier of the date stated in this subsection or the date stated in following subsections of this Section 6.

         e. Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

         f. Death. In the case of the death of a Recipient, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in Section 6.d. above. During the one-year period following the Recipient's death, the Incentive Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 15 herein. In the case of the death of a Recipient, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in
                  Section 6.d. above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death. During the period beginning on the date of the Recipient's death and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 15 herein.

         g. Disability. In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in Section 6.d. above. During the one-year period following the Recipient's termination of employment or affiliation by reason of disability, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under
                  Section 15 herein.

                  In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in Section 6.d. above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year

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
                  anniversary of the Recipient's last day of employment or affiliation with the Company. During the period beginning on the date of the Recipient's termination of employment or affiliation by reason of disability and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 15 herein.

         h. Retirement. If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, an Incentive Stock Option granted to the Recipient shall expire 90 days after the last day of employment, or, if earlier, on the date specified in Section 6.d. above. During the 90-day period following the Recipient's normal retirement, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 15 herein.

                  If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, a Nonqualified Stock Option granted to the Recipient shall expire 90 days after the last day of employment, or, if earlier, on the date specified in Section 6.d. above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient's normal retirement. During the period beginning on the date of the Recipient's normal retirement and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 15 herein.

         i. Termination of Service. If the Recipient ceases employment or affiliation with the Company for any reason other than death, disability, or retirement (as described above), an Incentive Stock Option granted to the Recipient shall expire 90 days after the Recipient's last day of employment or affiliation with the Company, or, if earlier, on the date specified in Section 6.d. above, unless the Committee sets an earlier expiration date in establishing the terms of the Incentive Stock Option at grant. During the 90-day period following the termination of the Recipient's employment or affiliation with the Company, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised on the date of termination, subject to any adjustment under Section 15 herein.

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
                  If the Recipient ceases employment or affiliation with the Company for any reason other than death, disability, or retirement (as described above), a Nonqualified Stock Option granted to the Recipient shall expire 90 days after the Recipient's last day of employment or affiliation with the Company, or, if earlier, on the date specified in Section 6.d. above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient's last day of employment or affiliation with the Company. During the period following the termination of the Recipient's employment or affiliation with the Company, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised on the date of termination, subject to any adjustment under
                  Section 15 herein.

                  Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.

         j. Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

         k. Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

7.       [Reserved]

8. Change of Control. If a Change of Control occurs, the Board may vote to immediately terminate all Options outstanding under the Plan as of the date of the Change of Control or may vote to accelerate the expiration of the Options to the tenth day after the effective date of the Change of Control. If the Board votes to immediately terminate the Options, it shall make a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Change of Control.

9. Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 14 of the Plan. Each Option Agreement shall specify any additional conditions required for the exercise of the Option.

10. Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to
         Section 14 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check, or wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price, or by delivery of a notice instructing the Company to deliver the shares being purchased to a broker subject to the broker's delivery of cash to the Company equal to the purchase price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

11. Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral and be subject to such repayment terms and interest rate as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

12. Designation of Beneficiary. Each Recipient shall designate, in the Option Agreement he executes, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

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13.  Transferability of Option.

         a. Nonqualified Stock Option. To the extent permitted by tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject, a Recipient of a Nonqualified Stock Option may transfer such Option to (i) the Recipient's spouse, child, grandchild or parent, (ii) a trust for the benefit of the Recipient's spouse, child, grandchild or parent, or (iii) a partnership whose partners consist solely of the Recipient's spouse, child, grandchild or parent, unless provided otherwise by the Committee in establishing the terms of such Option at the Date of Grant.

         b. Incentive Stock Option. An Incentive Stock Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Incentive Stock Option are exercisable only by the Recipient. This Section 13.b. shall apply to an Incentive Stock Option granted under the Plan only so long as Code Section 422 (or a successor Code provision) requires application of this restriction on transferability. In the event that this Section 13.b. no longer applies to an Incentive Stock Option granted under this Plan, such Option shall be subject to Section 13.a. of the Plan.

14. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Option under this Plan.

         Options can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either
         (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

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         Each person who acquires the right to exercise an Option may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

         With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

15. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

16. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

17. Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.

18. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

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19.      Duration of Plan. Options may be granted under this Plan only during the 10-year period ending December 22, 2005.

20. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

21. Effective Date. Except as otherwise provided in this Section 21, the effective date of this Plan, as amended and restated, shall be September 2, 1997. Section 7 of this Plan, as amended and restated, shall be effective October 24, 1997, and the corresponding prior provision of the Plan shall apply before October 24, 1997.

Adopted by the Board on January 23, 1998 (original Plan adopted by the Board on December 22, 1995; amendment adopted by the Board on February 18, 1997).

Approved by the Shareholders on May 8, 1998 (original Plan approved by the Shareholders on December 22, 1995; amendment approved by the Shareholders on April 15, 1997).


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